                     INDEX TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Financial Statements                          F-2

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003            F-3

Unaudited Pro Forma Condensed Consolidated Statement of Operations
  For the three-month period ended March 31, 2003                                        F-4

Unaudited Pro Forma Condensed Consolidated Statement of Operations
  For the year ended December 31, 2002                                                   F-5

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements                 F-6

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to Reptron Electronics, Inc.'s (Reptron's) sale of assets (other than accounts receivable) and business (the Division Sale) of its electronic components distribution division (the Distribution Division) to Jaco Electronics, Inc. (Jaco). The unaudited pro forma condensed consolidated balance sheet gives effect to the Division Sale as if it had occurred on March 31, 2003. The unaudited pro forma condensed consolidated statements of operations for the periods ended March 31, 2003 and December 31, 2002 give effect to the Division Sale as if it had occurred on January 1, 2002. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent what Reptron's financial position or results of operations would actually have been if the Division Sale had in fact occurred on such date or to project Reptron's financial position or results of operations as of any future date or for any future period.

These unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in Reptron's 2002 Annual Report on Form 10-K and Reptron's Quarterly Report on Form 10Q for the period ended March 31, 2003.

                            Reptron Electronics, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 2003
                                 (In thousands)

                                                                                   Pro Forma
                                                          Historical       Note   Adjustments        Pro Forma
                                                          ----------       ----   -----------        ---------
                             ASSETS
CURRENT ASSETS
  Cash and cash equivalents                               $      479              $         -        $     479
  Accounts receivable - trade, net                            37,234                        -           37,234
  Inventories, net                                            24,462                        -           24,462
  Assets held for sale                                        12,771       (1)        (12,771)               -
  Prepaid expenses and other current assets                    2,019                                     2,019
                                                          ----------              -----------        ---------
     Total current assets                                     76,965                  (12,771)          64,194

PROPERTY, PLANT & EQUIPMENT -
  AT COST, net                                                22,436                        -           22,436
GOODWILL, net                                                 26,779                        -           26,779
DEFERRED INCOME TAX                                            2,442                        -            2,442
OTHER ASSETS                                                   1,752                                     1,752
                                                          ----------              -----------        ---------

     Total assets                                         $  130,374              $   (12,771)       $ 117,603
                                                          ==========              ===========        =========

  LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
  Accounts payable - trade                                $   19,033       (2)    $       700        $  19,733
  Note payable to bank                                        31,273       (1)         (8,666)          22,607
  6 3/4% convertible subordinated notes                       76,315                        -           76,315
  Current portion of long-term obligations                       880                        -              880
  Liabilities held for sale                                    4,105       (1)         (4,105)               -
  Accrued expenses                                             8,385                                     8,385
                                                          ----------              -----------        ---------
     Total current liabilities                               139,991                  (12,071)         127,920

LONG-TERM OBLIGATIONS, less current portion                    3,971                        -            3,971

SHAREHOLDERS' DEFICIT                                        (13,588)      (2)           (700)         (14,288)
                                                          ----------              -----------        ---------

     Total liabilities and shareholders' deficit          $  130,374              $   (12,771)       $ 117,603
                                                          ==========              ===========        =========

                            Reptron Electronics, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                 For the three-month period ended March 31, 2003
                 (In thousands, except share and per share data)


                                                                                  Pro Forma
                                                        Historical      (3)      Adjustments       Pro Forma
                                                        ----------      ---      -----------       ----------
Net sales                                               $   45,164               $        -        $   45,164
Cost of goods sold                                          40,265                        -            40,265
                                                        ----------               ----------        ----------

     Gross profit                                            4,899                        -             4,899

Selling, general and administrative expenses                 5,636                        -             5,636
                                                        ----------               ----------        ----------

     Operating (loss) income                                  (737)                                      (737)

Interest expense, net                                        1,656                        -             1,656
                                                        ----------               ----------        ----------

     Loss from continuing operations before income
       taxes                                                (2,393)                       -            (2,393)

Income tax provision                                             -                        -                 -
                                                        ----------               ----------        ----------

     Loss from continuing operations                    $   (2,393)              $        -        $   (2,393)
                                                        ==========               ==========        ==========

Net loss from continuing operations per common
  share - basic and diluted                             $    (0.37)                                $    (0.37)
                                                        ==========                                 ==========

Weighted average common shares outstanding - basic
  and diluted                                            6,417,196                                  6,417,196
                                                         =========                                 ==========

                            Reptron Electronics, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 2002
                 (In thousands, except share and per share data)


                                                                                  Pro Forma
                                                        Historical               Adjustments        Pro Forma
                                                        ----------               -----------        ---------
Net sales                                               $  319,607      (4)      $ (105,320)       $  214,287
Cost of goods sold                                         281,136      (5)         (89,226)          191,910
                                                        ----------               ----------        ----------

     Gross profit                                           38,471                  (16,094)           22,377

Selling, general and administrative expenses                56,658      (6)         (29,563)           27,095
                                                        ----------               ----------        ----------

     Operating loss                                        (18,187)                  13,469            (4,718)

Interest expense, net                                        8,020      (7)            (520)            7,500
                                                        ----------               ----------        ----------

     Loss before income taxes                              (26,207)                  13,989           (12,218)

Income tax provision                                             -                        -
                                                        ----------               ----------        ----------
                                                                                                            -

     Net loss                                           $  (26,207)              $   13,989        $  (12,218)
                                                        ==========               ==========        ==========

Net loss per common share - basic and diluted           $    (4.08)                                $    (1.90)
                                                        ==========                                 ==========

Weighted average common stock shares
  outstanding - basic and diluted                        6,416,319                                  6,416,319
                                                        ==========                                 ==========

                            Reptron Electronics, Inc.
               Notes to Unaudited Pro Forma Condensed Consolidated
                              Financial Statements


1. To reflect the Division Sale where proceeds were used to repay the Company's senior debt payable to a bank. On a pro forma basis as of March 31, 2003, the adjustment reflects the pro forma proceeds that would have been received from the Division Sale based on net assets held for sale on March 31, 2003, resulting in pro forma cash proceeds of $8.7 million used to repay bank debt as required by the lender and $4.1 million of liabilities assumed by Jaco. As a result of changes in net assets held for sale through June 13, 2003, the actual purchase price was reduced to $9.2 million, consisting of $5.6 million of cash paid to Reptron at closing and $3.6 million of liabilities assumed by Jaco.

     The income tax expense/benefit associated with adjustments (1) to the loss on discontinued operations, (2) reflecting the impact of the sale of the Distribution Division or (3) for additional expenses/income related to the sale (see item 6 below) are not recorded, as deferred tax assets associated with the Company's net operating losses are fully reserved during all periods presented.

2. To recognize estimated direct costs associated with the sale of the Distribution Division.

3. The historical operating results included recognition of discontinued operations associated with the expected sale of the Distribution Division. As a result there are no pro forma adjustments for this period.

4.   To eliminate the Distribution Division sales.

5.   To eliminate the Distribution Division cost of sales.

6. To eliminate direct selling, general & administrative costs of the Distribution Division, excluding allocated corporate overhead costs of $3.8 million. While management believes such costs may be reduced or eliminated, the pro forma effects of such actions are not recognized in the pro forma adjustment.

7. To eliminate interest costs that would not have been incurred if the transaction were effective at the beginning of the period, based on a pro forma reduction of debt of $8.7 million during the period.